[Leagre & Barnes letterhead]








August 29, 1995



AMBANC Corp.
302 Main Street
Box 438
Vincennes, Indiana 47591

     Subject: Amended Agreement of Merger and Plan of
              Reorganization by and Among AMBANC
              Corp., First Robinson Bancorp, FRB
              Corp., The First National Bank in
              Robinson, and Farmers' State Bank of
              Palestine

Greetings:

     You have requested our opinion on certain of the federal income tax consequences with respect to certain transactions set forth in the Amended Agreement of Merger and Plan of Reorganization by and among AMBANC
Corp., an Indiana corporation ("AMBANC"), First
Robinson Bancorp, an Illinois corporation ("Robinson"),
FRB Corp., an Indiana corporation, The First National
Bank in Robinson, a national banking organization
("First National"), and Farmers' State Bank of
Palestine, an Illinois state-chartered commercial bank
("Farmers'") and dated June 19, 1995 ("Agreement and
Plan of Reorganization"). Subject to the terms and provisions of the Agreement and Plan of Reorganization, Farmers' shall be merged with and into First National.
This transaction is referred to herein as the "Bank
Merger."  Immediately following the Bank Merger,
Robinson shall merge with and into FRB Corp., subject to the terms and conditions of the Agreement and Plan of Reorganization and the Merger Agreement among First
Robinson and FRB Corp. and joined in by AMBANC and dated June 19, 1995 ("Merger Agreement"). This transaction is referred to herein as the "Holding
Company Merger." Immediately thereafter FRB Corp. will be merged into AMBANC. This transaction is referred to herein as the "Subsidiary Merger." Collectively, the Bank Merger, the Holding Company Merger, and the

Subsidiary Merger are referred to herein as the "Mergers." Collectively, the Agreement and Plan of
Reorganization and the Merger Agreement are referred to herein as the "Merger Agreements."

     Documents Reviewed. We have, for purposes of the opinion, reviewed the following documents:

           1. The Merger Agreements.

           2. The Registration Statement on Form S-4 filed by AMBANC with the Securities and Exchange
     Commission on July 17, 1995, under the Securities
     Act of 1933, as amended (the "Registration
     Statement").

           3. Such other documents, records, and
     matters of law as we have deemed necessary or appropriate in connection with rendering this opinion.

We have relied upon the above documents as to matters of fact. We have not independently checked or verified the accuracy or completeness of the information set forth in such documents, but we know of no facts that indicate to us that the information set forth in such documents is inaccurate or incomplete.

     Factual and Legal Assumptions. For purposes of this opinion, we have made the following assumptions as to factual and legal matters:

           1. The representations and warranties of the parties contained in the Merger Agreements that may be deemed material to this opinion are true in all material respects as of the effective date of the Mergers, except as may be otherwise set forth in or contemplated by the Merger
     Agreements.

           2. The representations of AMBANC, Farmers',
     FRB Corp., Robinson and First National contained in the Representation Certificates attached hereto are true in all material respects as of the effective date of the Mergers.

           3. The Mergers and all transactions related thereto or contemplated by the Merger Agreements shall be consummated in accordance with the terms and conditions of the Merger Agreements.

     Limitations on Opinion. The following limitations apply with respect to this opinion:

           1. Our opinion is based upon the Internal
     Revenue Code (the "Code"), Treasury Regulations, court decisions and Internal Revenue Service policies and rulings as of this date. These fundamentals of our opinion are subject to change at any time, and some of these changes have been applied in the past, retroactively, to affect adversely transactions that had occurred prior to the change.

           2. We have not been asked to render an
     opinion with respect to any federal income tax matters, except those set forth below, nor have we been asked to render an opinion with respect to any state or local tax consequences of the Mergers. Accordingly, this opinion should not be construed as applying in any manner to any tax aspect of the Mergers other than as set forth below.

           3. All of the factual and legal assumptions set forth above are material to the opinion herein rendered and have been relied upon by us in rendering such opinion. Any material inaccuracy in any one or more of the factual or legal assumptions may render all or part of our opinion inapplicable to the Mergers.

     Opinion. Based upon and subject to the foregoing, it is our opinion that:

     1. The Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code.

     2. No gain or loss will be recognized by AMBANC, Farmers', FRB Corp., Robinson, or First National as a result of the consummation of the Mergers.

     3. No gain or loss will be recognized by the Robinson shareholders upon exchange of their shares of Robinson Common solely for shares of AMBANC Common.

     4. The basis of the shares of AMBANC Common received by Robinson shareholders will be the same, in each instance, as the basis of the shares of Robinson
Common surrendered in exchange therefor.

     5.   The holding period of the shares of AMBANC
Common received by each shareholder of shares of Robinson Common will include the period during which the shares of Robinson Common surrendered in exchange therefor were held, provided that the shares of Robinson Common so exchanged were held as a capital asset by such shareholder.

     6. Cash payments in lieu of fractional share interests of AMBANC Common will be treated as having been received as distributions in full payment in exchange for the stock converted as provided in Section
302 of the Code.

We consent to the reference to this opinion and to our firm in the Registration Statement.

                             Very truly yours,

                             /s/ Leagre & Barnes

REPRESENTATION CERTIFICATE

     AMBANC Corp. ("AMBANC"), Farmers' State Bank of
Palestine ("Farmers'") and FRB Corp. make the following representations to Leagre & Barnes to be used by Leagre & Barnes in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Amended Agreement of Merger and Plan of Reorganization by and among AMBANC, First Robinson Bancorp ("Robinson"), FRB Corp., The
First National Bank in Robinson ("First National"), and
Farmers' and dated June 19, 1995 ("Agreement and Plan of Reorganization"). Subject to the terms and provisions of the Agreement and Plan of Reorganization, Farmers' will be merged with and into First National.
This transaction is referred to herein as the "Bank
Merger."  Immediately following the Bank Merger,
Robinson will merge with and into FRB Corp., subject to the terms and conditions of the Agreement and Plan of Reorganization and the Merger Agreement among First
Robinson and FRB Corp. and joined in by AMBANC and joined in June 19, 1995 ("Merger Agreement"). This transaction is referred to herein as the "Holding
Company Merger." Immediately thereafter FRB Corp. will be merged into AMBANC. This transaction is referred to herein as the "Subsidiary Merger." Collectively, the Bank Merger, the Holding Company Merger, and the
Subsidiary Merger are referred to herein as the "Mergers." Collectively, the Agreement and Plan of
Reorganization and the Merger Agreement are referred to herein as the "Merger Agreements".

     AMBANC, Farmers' and FRB Corp. acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre & Barnes in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre & Barnes inapplicable to the Mergers.
The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

     "Control" for purposes of these representations means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

     The specific representations made are as follows:

          1.  The fair market value of the AMBANC
     Common Stock received by each Robinson shareholder will be approximately equal to the fair market value of the Robinson Common Stock surrendered in the exchange.

          2.  There is no plan or intention by the
     shareholders of Robinson who own five percent or more of Robinson Common Stock and to the best of the knowledge of the managements of AMBANC, Farmers' and FRB Corp. there is no plan or intention on the part of the remaining shareholders of Robinson, to sell, exchange, or otherwise dispose of a number of shares of AMBANC
     Common Stock received in the Mergers that would reduce the Robinson shareholders' ownership of AMBANC Common Stock to a number of shares having a value, at the close of business on the effective date of the Mergers ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of Robinson as of the same date. For purposes of this representation, shares of Robinson Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of AMBANC Common Stock, will be treated as outstanding Robinson Common Stock as of the Effective Time. Moreover, shares of Robinson
     Common Stock and shares of AMBANC Common Stock held by Robinson shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          3.  Following the Mergers, First National
     will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Farmers' net assets and at least 70 percent of the fair market value of Farmers' gross assets, held immediately prior to the Mergers. For purposes of this representation, amounts used by First
     National or Farmers' to pay reorganization expenses and all redemptions and distributions
     (except for regular, normal dividends) made by First National will be included as assets of First
     National or Farmers', respectively, immediately prior to the Mergers.

          4.  Prior to the Mergers, AMBANC will be in
     control of Farmers' and FRB Corp.

          5.  Neither Robinson nor First National has
     any plan or intention to issue additional shares of its stock that would result in AMBANC losing control, respectively, of Robinson or First
     National.

          6.  AMBANC has no plan or intention to
     reacquire any of its Common Stock issued in the Mergers.

          7.  AMBANC has no plan or intention to sell
     or otherwise dispose of any of the assets of Robinson acquired in the Mergers, to liquidate
     First National, to merge First National with or into another corporation, to sell or otherwise dispose of the First National stock, or to cause
     First National to sell or otherwise dispose of any of its assets or of any of the assets acquired from Farmers', except for dispositions made in the ordinary course of business.

          8.  The liabilities of Robinson to be
     assumed by AMBANC, the liabilities of Farmers' to be assumed by First National, and the liabilities to which the assets of Robinson and Farmers' are subject, were incurred in the ordinary course of business of Robinson and Farmers'.

          9.  Following the Mergers, AMBANC will
     continue the historic business of Robinson or use a significant portion of Robinson's historic business assets in a business, and First National will continue the historic business of Farmers' or use a significant portion of Farmers' historic business assets in a business.

          10. AMBANC, Farmers', FRB Corp., Robinson,
     First National and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Mergers.

          11. There is no intercorporate indebtedness existing between (i) AMBANC and First National,
     (ii) Farmers' and First National, or (iii) AMBANC and Robinson that was issued, acquired, or will be settled at a discount.

          12. In the Bank Merger, shares of First
     National's Common Stock representing control of First National will be exchanged solely for voting stock of AMBANC. For purposes of this representation, shares of First National's Common

     Stock exchanged for cash or other property originating with AMBANC will be treated as outstanding First National Common Stock as of the Effective Time.

          13. At the Effective Time, First National will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in First National that, if exercised or converted, would affect AMBANC's acquisition or retention of control of First National.

          14. AMBANC does not own, directly or
     indirectly, nor has it owned during the past five years, directly or indirectly, any Common Stock of Robinson or First National.

          15. No party to the Mergers is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

          16. On the date of the Mergers, the fair market value of the assets of First National will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          17. Neither Robinson nor First National is under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.

          18. The payment of cash in lieu of
     fractional shares of AMBANC's Common Stock is solely for the purpose of avoiding the expense and inconvenience to AMBANC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Mergers to the Robinson shareholders instead of issuing fractional shares of AMBANC Common Stock will not exceed one percent of the total consideration that will be issued in the Mergers to the Robinson shareholders in exchange for their shares of Robinson Common Stock. The fractional share interests of each Robinson shareholder will be aggregated, and no Robinson shareholder will receive cash in an amount equal to or greater than the value of one full share of AMBANC Common
     Stock.

          19. None of the compensation received by any shareholder-employees of Robinson or First
     National will be separate consideration for, or allocable to, any of their shares of Robinson
     Common Stock; none of the shares of AMBANC Common
     Stock received by any shareholder-employees of Robinson or First National will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Robinson or First
     National will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          20. The Bank Merger, Holding Company Merger and Subsidiary Merger will occur on the same date.

          21. AMBANC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by Robinson immediately prior to the Mergers. For purposes of this representation, amounts used by Robinson to pay its reorganization expenses, amounts paid by Robinson to shareholders who receive cash or other property, and all redemptions and distribution
     (except for regular, normal dividends) made by Robinson immediately preceding the transfer will be included as assets of Robinson held immediately prior to the Mergers.

          22. The fair market value of the assets of Robinson transferred to AMBANC will each equal or exceed the sum of Robinson's liabilities assumed by AMBANC, plus any other liabilities to which the transferred assets are subject.

          23. Robinson will distribute the stock,
     securities, and other property it receives in the Mergers, and its other properties, in pursuance of the Merger Agreements.

     IN WITNESS WHEREOF, AMBANC, Farmers' and FRB
Corp., each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre & Barnes as of the date written below.

                                  AMBANC CORP.


Date: August 28, 1995        By  /s/ Robert G. Watson
                                  Robert G. Watson,
                                  Chairman of the
                                  Board


                                  FARMERS' STATE BANK
                                  OF PALESTINE


Date: August 28, 1995         By  /s/ Judith K. Adams
                                  Judith K. Adams,
                                  President


                                  FRB CORP.


Date: August 28, 1995         By  /s/ Robert G. Watson
                                  Robert G. Watson,
                                  President

             REPRESENTATION CERTIFICATE

     First Robinson Bancorp ("Robinson") and The First
National Bank in Robinson ("First National") make the following representations to Leagre & Barnes to be used by Leagre & Barnes in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Amended Agreement of Merger and Plan of Reorganization by and among AMBANC Corp. ("AMBANC"), Robinson, FRB Corp., First
National and Farmers' State Bank of Palestine
("Farmers'") and dated June 19, 1995 ("Agreement and
Plan of Reorganization"). Subject to the terms and provisions of the Agreement and Plan of Reorganization, Farmers' will be merged with and into First National.
This transaction is referred to herein as the "Bank
Merger."  Immediately following the Bank Merger,
Robinson will merge with and into FRB Corp., subject to the terms and conditions of the Agreement and Plan of Reorganization and the Merger Agreement among First
Robinson and FRB Corp. and joined in by AMBANC and joined in June 19, 1995 ("Merger Agreement"). This transaction is referred to herein as the "Holding
Company Merger." Immediately thereafter FRB Corp. will be merged into AMBANC. This transaction is referred to herein as the "Subsidiary Merger." Collectively, the Bank Merger, the Holding Company Merger, and the
Subsidiary Merger are referred to herein as the "Mergers." Collectively, the Agreement and Plan of
Reorganization and the Merger Agreement are referred to herein as the "Merger Agreements".

     Robinson and First National acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre &
Barnes in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre &
Barnes inapplicable to the Mergers. The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.
Insofar as these representations pertain to any person
(including AMBANC, Farmers' and FRB Corp.) other than
Robinson or First National, the representations are made only as to the knowledge of the undersigned individuals without specific inquiry.

     "Control" for purposes of these representations means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

     The specific representations made are as follows:

                                  1.The ratio for the
     exchange of shares of Common Stock of Robinson for shares of Common Stock of AMBANC was negotiated on an arm's length basis. Accordingly, the fair market value of the AMBANC Common Stock received by each Robinson shareholder will be approximately equal to the fair market value of the Robinson
     Common Stock surrendered in the exchange.

                                  2.There is no plan
     or intention by the shareholders of Robinson who own five percent or more of Robinson Common Stock and to the best of the knowledge of the managements of Robinson and First National there is no plan or intention on the part of the remaining shareholders of Robinson, to sell, exchange, or otherwise dispose of a number of shares of AMBANC Common Stock received in the Mergers that would reduce the Robinson shareholders' ownership of AMBANC Common Stock to a number of shares having a value, at the close of business on the effective date of the Mergers
     ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of Robinson as of the same date. For purposes of this representation, shares of Robinson Common
     Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of AMBANC Common
     Stock, will be treated as outstanding Robinson
     Common Stock as of the Effective Time. Moreover, shares of Robinson Common Stock and shares of AMBANC Common Stock held by Robinson shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

                                  3.Following the
     Mergers, First National will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Farmers' net assets and at least 70 percent of the fair market value of Farmers' gross assets, held immediately prior to the Mergers. For purposes of this representation, amounts used by First National or Farmers' to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by First National will be included as assets of First National or Farmers', respectively, immediately prior to the Mergers.

                                  4.First National
     has no plan or intention to issue additional shares of its stock that would result in AMBANC losing control of First National.

                                  5.The liabilities
     of Robinson to be assumed by AMBANC, the liabilities of Farmers' to be assumed by First
     National, and the liabilities to which the assets of Robinson and Farmers' are subject, were incurred in the ordinary course of business of Robinson and Farmers'.

                                  6.AMBANC, Farmers',
     FRB Corp., Robinson, First National and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Mergers.

                                  7.There is no
     intercorporate indebtedness existing between
     (i) AMBANC and First National, (ii) Farmers' and
     First National, or (iii) AMBANC and Robinson that was issued, acquired, or will be settled at a discount.

                                  8.In the Bank
     Merger, shares of First National's Common Stock representing control of First National will be exchanged solely for voting stock of AMBANC. For purposes of this representation, shares of First
     National's Common Stock exchanged for cash or other property originating with AMBANC will be treated as outstanding First National Common Stock as of the Effective Time.

                                  9.At the Effective
     Time, First National will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in First National that, if exercised or converted, would affect AMBANC's acquisition or retention of control of First
     National.

                                  10.AMBANC does not
     own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Common Stock of Robinson or First
     National.

                                  11.No party to the
     Mergers is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

                                  12.On the date of
     the Mergers, the fair market value of the assets of First National will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                                  13.Neither Robinson
     nor First National is under the jurisdiction of a court in a case under Title 11 of the United
     States Code or a receivership, foreclosure, or similar proceeding.

                                  14.The payment of
     cash in lieu of fractional shares of AMBANC's
     Common Stock is solely for the purpose of avoiding the expense and inconvenience to AMBANC of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Mergers to the Robinson shareholders instead of issuing fractional shares of AMBANC Common Stock will not exceed one percent of the total consideration that will be issued in the Mergers to the Robinson shareholders in exchange for their shares of Robinson Common Stock. The fractional share interests of each Robinson shareholder will be aggregated, and no Robinson shareholder will receive cash in an amount equal to or greater than the value of one full share of AMBANC Common
     Stock.

                                  15.None of the
     compensation received by any shareholder-employees of Robinson or First National will be separate consideration for, or allocable to, any of their shares of Robinson Common Stock; none of the shares of AMBANC Common Stock received by any shareholder-employees of Robinson or First
     National will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Robinson or First National will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                                  \ACAMBANC will
     acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by Robinson immediately prior to the Mergers. For purposes of this representation, amounts used by Robinson to pay its reorganization expenses, amounts paid by Robinson to shareholders who receive cash or other property, and all redemptions and distribution
     (except for regular, normal dividends) made by Robinson immediately preceding the transfer will be included as assets of Robinson held immediately prior to the Mergers.

                                  17.The fair market
     value of the assets of Robinson transferred to AMBANC will each equal or exceed the sum of Robinson's liabilities assumed by AMBANC, plus any other liabilities to which the transferred assets are subject.

                                  18.Robinson will
     distribute the stock, securities, and other property it receives in the Mergers, and its other properties, in pursuance of the Merger Agreements.

     IN WITNESS WHEREOF, Robinson and First National, each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre & Barnes as of the date written below.

                                  FIRST ROBINSON
                                  BANCORP


Date: August 25, 1995         By /s/ David L. Musgrave
                                  David L. Musgrave,
                                  President


                                  THE FIRST NATIONAL
                                  BANK IN ROBINSON


Date:  August 25, 1995        By /s/ David L. Musgrave
                                  David L. Musgrave,
                                  President